Exhibit 10.6

INDEMNIFICATION AGREEMENTS

MariLyn R. Blair
Michael B. Bracy
Robert M. Burks, Jr.
Deloris R. Duquette
C.R. Dwiggins, Jr.
Kirby A. Dyess
Larry H. Eggleston
Jon E. Eliassen
Charles H. Gaylord
Thomas S. Glanville
Steven M. Helmbrecht
John W. Holleran
Philippe Le Bris
Chuck McAtee
Philip C. Mezey
Sharon L. Nelson
LeRoy D. Nosbaum
Carl W. Porter
Gary E. Pruitt
Marcel Regnier
Jared P. Serff
Douglas L. Staker
Malcolm Unsworth
Russell E. Vanos
Robert W. Whitney
Graham M. Wilson